Exhibit 10.1

IPC The Hospitalist Company, Inc.

2007 Equity Participation Plan

i

2.40	Rule 16b-3	7
2.41	SEC	7
2.42	Section 16 Non-Employee Director	7
2.43	Section 16 Person	7
2.44	Settlement Date	7
2.45	Share	7
2.46	Stock Appreciation Right or SAR	7
2.47	Strike Price	7
2.48	Subsidiary	7
2.49	Substitute Award	7
2.50	Term	7
2.51	Termination of Service	7
2.52	Year.	8

Section 3. Administration		8

3.1	Committee	8
3.2	Powers of the Committee	8

Section 4. Shares Subject to the Plan and Adjustments		10

4.1	Number of Shares Available for Grants	10
4.2	Adjustments in Authorized Shares and Awards	11
4.3	Compliance With Code Section 162(m)	12
4.4	Performance Based Exception Under Section 162(m)	12

Section 5. Eligibility and General Conditions of Awards		14

5.1	Eligibility	14
5.2	Award Agreement	14
5.3	General Terms and Termination of Service	14
5.4	Nontransferability of Awards	16
5.5	Cancellation and Rescission of Awards	16
5.6	Substitute Awards	17
5.7	Exercise by Non-Grantee	17
5.8	No Cash Consideration for Awards	17

Section 6. Stock Options		17

6.1	Grant of Options	17
6.2	Award Agreement	17
6.3	Option Price	17
6.4	Vesting	18
6.5	Grant of Incentive Stock Options	18
6.6	Exercise and Payment	19

Section 7. Stock Appreciation Rights		20

7.1	Grant of SARs	20
7.2	Award Agreements	20
7.3	Strike Price	20
7.4	Vesting	21
7.5	Exercise and Payment	21
7.6	Grant Limitations	21

Section 8. Restricted Stock		21

8.1	Grant of Restricted Stock	21
8.2	Award Agreement	21
8.3	Consideration for Restricted Stock	21
8.4	Vesting	21
8.5	Effect of Forfeiture	21
8.6	Escrow; Legends	22
8.7	Stockholder Rights in Restricted Stock	22

Section 9. Restricted Stock Units		22

9.1	Grant of Restricted Stock Units	22
9.2	Award Agreement	22
9.3	Crediting Restricted Stock Units	22

Section 10. Deferred Stock		23

10.1	Grant of Deferred Stock	23
10.2	Award Agreement	23
10.3	Deferred Stock Elections	24
10.4	Deferral Account	24

Section 11. Performance Units		25

11.1	Grant of Performance Units	25
11.2	Value/Performance Goals	25
11.3	Earning of Performance Units	26
11.4	Adjustment on Change of Position	26
11.5	Dividend Rights	26

Section 12. Annual Incentive Awards		26

12.1	Annual Incentive Awards.	26
12.2	Determination of Amount of Annual Incentive Awards.	26
12.3	Time of Payment of Annual Incentive Awards.	27
12.4	Form of Payment of Annual Incentive Awards.	27

Section 13. Change in Control		27

Special Treatment In the Event of a Change in Control		27

Section 14. Dividend Equivalents		28

Section 15. Amendments and Termination		28

15.1	Amendment and Termination	28
15.2	Previously Granted Awards	28

Section 16. Beneficiary Designation		29

Section 17. Withholding		29

17.1	Required Withholding	29
17.2	Notification under Section 83(b) of the Code	30

Section 18. General Provisions		30

18.1	Governing Law	30
18.2	Severability	30
18.3	Successors	30

18.4	Requirements of Law	30
18.5	Securities Law Compliance	30
18.6	Section 409A	31
18.7	No Rights as a Stockholder	31
18.8	Awards Not Taken Into Account for Other Benefits	32
18.9	Employment Agreement Supersedes Award Agreement	32
18.10	Non-Exclusivity of Plan	32
18.11	No Trust or Fund Created	32
18.12	No Right to Continued Employment or Awards	32
18.13	Military Service	32
18.14	Construction	32
18.15	No Fractional Shares	33
18.16	Plan Document Controls.	33

IPC The Hospitalist Company, Inc.

2007 Equity Participation Plan

Section 1.

Establishment, Purpose and Duration

1.1 Effective Date and Purpose. IPC The Hospitalist Company, Inc., formerly known as Inpatient Consultants Management, Inc., a Delaware corporation (the “Company), hereby establishes the IPC The Hospitalist Company, Inc. 2007 Equity Participation Plan (the “Plan”). The Plan is intended to attract and retain exceptionally qualified employees, consultants and directors upon whom, in large measure, the sustained progress, growth and profitability of the Company depend. By encouraging employees, consultants and directors of the Company and its subsidiaries to acquire a proprietary interest in the Company’s growth and performance, the Company intends to motivate employees, consultants and directors to achieve long-term Company goals and to more closely align such persons’ interests with those of the Company’s other stockholders. The Plan was approved by the Board on July 19, 2007 (the “Effective Date”), subject to approval by the Company’s stockholders.

1.2 Duration of the Plan. The Plan shall commence on the Effective Date and shall remain in effect, subject to the right of the Board of Directors of the Company to amend or terminate the Plan at any time pursuant to Section 15 hereof, until the earlier to occur of (a) the date all Shares subject to the Plan shall have been purchased or acquired and the Restrictions on all Restricted Stock granted under the Plan shall have lapsed, according to the Plan’s provisions, and (b) ten (10) years from the Effective Date of the Plan. The termination of the Plan shall not adversely affect any Awards outstanding on the date of such termination.

Section 2.

Definitions

As used in the Plan, in addition to terms elsewhere defined in the Plan, the following terms shall have the meanings set forth below:

2.1 “Annual Incentive Award” means a performance bonus determined under Section 12.

2.2 “Award” means any Option (including Non-Qualified Stock Options and Incentive Stock Options), Stock Appreciation Right, Restricted Stock, Share, Restricted Stock Unit, Deferred Stock, Performance Unit, Substitute Award, Dividend Equivalent or Annual Incentive Award.

2.3 “Award Agreement” means any written agreement, contract, or other instrument or document evidencing any Award granted hereunder between the Company and the Grantee.

2.4 “Beneficiary” means the Person designated to receive Plan benefits, if any, following the Grantee’s death in accordance with Section 16.

2.5 “Board” means the Board of Directors of the Company.

2.6 “Bonus Opportunity” means a Grantee’s threshold, target and maximum bonus opportunity for a Year, provided that such bonus opportunity shall be either (i) to the extent that the Grantee has entered into an employment agreement with the Company, the threshold, target and maximum bonus levels, if any, specified in the employment agreement for such Year based on the Grantee’s base salary in effect on the first day of such Year, or (ii) if there is no employment agreement in effect between the Company and the Grantee as of the first day of such Year or if the employment agreement does not specify such bonus levels, the percentage of such Grantee’s base salary in effect on the first day of such Year (or such later date as such person is designated as a Grantee) as determined by the Committee in its sole discretion within the first ninety (90) days of such Year (or before such later date as such person is designated as a Grantee).

2.7 “Cause” means, as determined by the Committee, the occurrence of any one of the following: (a) any act of dishonesty, willful misconduct, gross negligence, intentional or conscious abandonment or neglect of duty; (b) commission of a criminal activity, fraud or embezzlement; (c) any unauthorized disclosure or use of confidential information or trade secrets; or (d) any violation of any restrictive covenant, such as a non-compete, non-solicit or non-disclosure agreement, between an Eligible Person and any Employer; provided, however, that in the event a Grantee is a party to an employment agreement with the Company or a Subsidiary that contains a different definition of Cause, the definition of Cause contained in such employment agreement shall be controlling.

2.8 “Change in Control” means, with respect to Awards other than Deferred Compensation Awards, the occurrence of any one or more of the following: (i) the acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of more than fifty percent (50%) of the outstanding voting Shares; provided, however, a Change in Control shall not be deemed to occur solely because more than fifty percent (50%) of the outstanding voting Shares is acquired by (A) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Company or any of its subsidiaries, or (B) any Person which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of the Company in approximately the same proportion as their ownership of voting Shares immediately prior to such acquisition; (ii) a merger, consolidation or other reorganization involving the Company if the stockholders of the Company and their affiliates, immediately before such merger, consolidation or other reorganization, do not, as a result of such merger, consolidation, or other reorganization, own directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting shares of the Person resulting from such merger, consolidation or other reorganization; (iii) a complete liquidation or dissolution of the Company; or (iv) the sale or other disposition of all or substantially all of the assets of the Company and its subsidiaries determined on a consolidated basis. Notwithstanding the foregoing, unless otherwise provided in an Award Agreement, an initial public offering of the Shares of the Company (an “IPO”) shall not constitute a Change in Control for purposes of the Plan or any Award Agreement hereunder.

“Change in Control” means, with respect to Deferred Compensation Awards, the occurrence of one or more of any of the following:

(a) A Change in the Ownership of the Company. A change in ownership of the Company shall occur on the date that any one Person, or more than one Person acting as a “Group” (as defined below), acquires ownership of stock of the Company that, together with stock held by such Person or Group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company; provided, however, that, if any one Person, or more than one Person acting as a Group, is considered to own more than 50% of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same Person or Persons is not considered to cause a change in the ownership of the Company.

(b) A Change in the Effective Control of the Company. A change in the effective control of the Company occurs on the date that any one Person, or more than one Person acting as a Group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Persons) ownership of stock of the Company possessing 50% or more of the total voting power of the stock of the Company; provided, however, that, if any one Person, or more than one Person acting as a Group, is considered to effectively control the Company, the acquisition of additional control of the Company by the same Person or Persons is not considered a change in the effective control of the Company.

(c) A Change in the Ownership of a Substantial Portion of the Company’s Assets. A change in the ownership of a substantial portion of the Company’s assets occurs on the date that any one Person, or more than one Person acting as a Group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Persons) assets from the Company that have a total Gross Fair Market Value (as defined below) equal to or more than 50% of the total Gross Fair Market Value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that, a transfer of assets by the Company is not treated as a change in the ownership of such assets if the assets are transferred to:

(i) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock;

(ii) an entity, 50% or more of the total Fair Market Value or voting power of which is owned, directly or indirectly, by the Company;

(iii) a Person, or more than one Person acting as a Group, that owns, directly or indirectly, 50% or more of the total Fair Market Value or voting power of all the outstanding stock of the Company; or

(iv) an entity, at least 50% of the total Fair Market Value or voting power of which is owned, directly or indirectly, by a Person described in clause (iii) of this paragraph 2.8(c).

For purposes of this definition, Gross Fair Market Value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this definition, “Group” shall have the meaning ascribed to such term in Treas. Reg. Sections 1.409A-3(i)(5)(v)(B), (vi)(D) or (vii)(C), as applicable.

For all purposes of the latter definition of Change in Control that applies to Deferred Compensation Awards, stock ownership is determined under Code Section 409A. This latter definition of Change in Control is intended to comply with Code Section 409A for purposes of payment of any Deferred Compensation Awards. Accordingly, any interpretation or determination of the Committee regarding the payment of such Deferred Compensation Awards in connection with a Change in Control shall take into account any applicable guidance and regulations under Code Section 409A.

2.9 “Code” means the Internal Revenue Code of 1986 (and any successor thereto), as amended from time to time. References to a particular section of the Code include references to regulations and rulings thereunder and to successor provisions.

2.10 “Committee” has the meaning set forth in Section 3.1(a).

2.11 “Common Stock” means common stock, par value $.001 per share, of the Company.

2.12 “Company” has the meaning set forth in Section 1.1.

2.13 “Covered Employee” means a Grantee who, as of the last day of the fiscal year in which the value of an Award is includable in income for federal income tax purposes, is one of the group of “covered employees,” within the meaning of Code Section 162(m), with respect to the Company.

2.14 “Deferred Compensation Award” means an Award that could be subject to liability under Code Section 409A and does not qualify for an exemption from Code Section 409A coverage.

2.15 “Deferred Stock” means a right, granted as an Award under Section 10, to receive payment in the form of Shares (or measured by the value of Shares) at the end of a specified deferral period.

2.16 “Disability” means a Grantee’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, as determined by the Committee.

2.17 “Dividend Equivalent” means any right to receive payments equal to dividends or property, if and when paid or distributed, on Shares or Restricted Stock Units.

2.18 “Effective Date” has the meaning set forth in Section 1.1.

2.19 “Eligible Person” means any employee of an Employer, non-employee director of the Company or consultant engaged by an Employer.

2.20 “Employer” means the Company or any Subsidiary.

2.21 “Exchange Act” means the Securities and Exchange Act of 1934, as amended, or any successors thereto, and the rules and regulations promulgated thereunder, all as shall be amended from time to time.

2.22 “Exercise Date” means the date the holder of an Award that is subject to exercise delivers notice of such exercise to the Company, accompanied by such payment, attestations, representations and warranties or other documentation as required hereunder, under the applicable Award Agreement or as the Committee may otherwise specify.

2.23 “Fair Market Value” means, as of any applicable date, (a) the closing sales price for one Share on such date as reported on the Nasdaq National Market or, if the foregoing does not apply, on such other market system or stock exchange on which the Company’s Common Stock is then listed or admitted to trading, or on the last previous day on which a sale was reported if no sale of a Share was reported on such date, or (b) if the foregoing subsection (a) does not apply, the fair market value of a Share as reasonably determined in good faith by the Board in accordance with Code Section 409A. For purposes of subsection (b), the determination of such Fair Market Value by the Board will be made no less frequently than every twelve (12) months and will either (x) use one of the safe harbor methodologies permitted under Treasury Regulation Section 1.409-1(b)(5)(iv)(B)(2) (or such other similar final regulation provision as may be provided) or (y) include, as applicable, the value of tangible and intangible assets of the Company, the present value of future cash flows of the Company, the market value of stock or other equity interests in similar corporations and other entities engaged in trades or businesses substantially similar to those engaged in by the Company, the value of which can be readily determined through objective means (such as through trading prices or an established securities market or an amount paid in an arms’ length private transaction), and other relevant factors such as control premiums or discounts for lack of marketability and whether the valuation method is used for other purposes that have a material economic effect on the Company, its stockholders or its creditors. Notwithstanding the foregoing, the Fair Market Value of a Share on the date that the initial public offering price per Share of an IPO is determined shall be equal to such initial public offering price per Share in the IPO.

2.24 “Grant Date” means the date on which an Award is granted, which date may be specified in advance by the Committee.

2.25 “Grantee” means an Eligible Person who has been granted an Award.

2.26 “Incentive Stock Option” means an Option granted under Section 6 that is intended to meet the requirements of Code Section 422.

2.27 “including” or “includes” means “including, but not limited to,” or “includes, but is not limited to,” respectively.

2.28 “Non-Qualified Stock Option” means an Option granted under Section 6 that is not intended to be an Incentive Stock Option.

2.29 “Option” means an Incentive Stock Option or Non-Qualified Stock Option.

2.30 “Option Price” means the price at which a Share may be purchased by a Grantee pursuant to an Option.

2.31 “Performance-Based Exception” means the performance-based exception from the tax deductibility limitations of Code Section 162(m) contained in Code Section 162(m)(4)(C) (including the special provision for options thereunder).

2.32 “Performance Goal” means the objective or subjective criteria determined by the Committee, the degree of attainment of which will affect (a) in the case of an Award other than an Annual Incentive Award, the amount of the Award the Grantee is entitled to receive or retain, and (b) in the case of an Annual Incentive Award, the portion of the individual’s Bonus Opportunity potentially payable as an Annual Incentive Award. Performance Goals may contain threshold, target and maximum levels of achievement and, to the extent the Committee intends an Award (including an Annual Incentive Award) to comply with the Performance-Based Exception, the Performance Goals shall be chosen from among the Performance Measures set forth in Section 4.4(a).

2.33 “Performance Measures” has the meaning set forth in Section 4.4(a).

2.34 “Performance Period” means that period established by the Committee at the time any Performance Unit is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.

2.35 “Performance Unit” means any grant pursuant to Section 11 of (i) a bonus consisting of cash or other property the amount or value of which, and/or the entitlement to which, is conditioned upon the attainment of any performance goals specified by the Committee, or (ii) a unit valued by reference to a designated amount of property other than Shares.

2.36 “Person” means any individual, sole proprietorship, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, institution, public benefit corporation, entity or government instrumentality, division, agency, body or department.

2.37 “Restricted Stock” means any Share issued as an Award under the Plan that is subject to Restrictions.

2.38 “Restricted Stock Unit” or “RSU” means the right granted as an Award under the Plan to receive a Share, conditioned on the satisfaction of Restrictions imposed by the Committee, which Restrictions may be time-based, performance-based or based upon the occurrence of one or more events or conditions.

2.39 “Restrictions” means any restriction on a Grantee’s free enjoyment of the Shares or other rights underlying Awards, including (a) that the Grantee or other holder may not sell, transfer, pledge, or assign a Share or right, and (b) such other restrictions as the Committee may impose in the Award Agreement (including any restriction on the right to vote such Share and the right to receive any dividends). Restrictions may be based upon the passage of time or the satisfaction of performance criteria or the occurrence of one or more events or conditions, and shall lapse separately or in combination upon such conditions and at such time or times, in installments or otherwise, as the Committee shall specify. Awards subject to a Restriction shall be forfeited if the Restriction does not lapse prior to such date or the occurrence of such event or the satisfaction of such other criteria as the Committee shall determine.

2.40 “Rule 16b-3” means Rule 16b-3 promulgated by the SEC under the Exchange Act, as amended from time to time, together with any successor rule.

2.41 “SEC” means the United States Securities and Exchange Commission, or any successor thereto.

2.42 “Section 16 Non-Employee Director” means a member of the Board who satisfies the requirements to qualify as a “non-employee director” under Rule 16b-3.

2.43 “Section 16 Person” means a person who is subject to potential liability under Section 16(b) of the Exchange Act with respect to transactions involving equity securities of the Company.

2.44 “Settlement Date” means the payment date for Restricted Stock Units or Deferred Stock, as set forth in Section 9.3(b) or 10.4(c), as applicable.

2.45 “Share” means a share of the Common Stock of the Company.

2.46 “Stock Appreciation Right” or “SAR” means a right granted as an Award under the Plan to receive, as of the date specified in the Award Agreement, an amount equal to the number of Shares with respect to which the SAR is exercised, multiplied by the excess of (a) the Fair Market Value of one Share on the Exercise Date over (b) the Strike Price.

2.47 “Strike Price” means the per Share price used as the baseline measure for the value of an SAR, as specified in the applicable Award Agreement.

2.48 “Subsidiary” means any Person that directly, or through one (1) or more intermediaries, is controlled by the Company and that would be treated as part of a single controlled group of corporations with the Company under Sections 414(b) and 414(c) of the Code if the language “at least 50 percent” is used instead of “at least 80 percent” each place it appears in Code Sections 1563(a)(1), (2) and (3) and Treasury Regulation Section 1.414(c)-2.

2.49 “Substitute Award” has the meaning set forth in Section 5.6.

2.50 “Term” means the period beginning on the Grant Date of an Option or SAR and ending on the date such Option or SAR expires, terminates or is cancelled.

2.51 “Termination of Service” occurs (i) on the first day on which an individual is for any reason no longer providing services to an Employer in the capacity of an employee, director or consultant or (ii) with respect to an individual who is an employee or consultant to a Subsidiary, the first day on which such entity ceases to be a Subsidiary of the Company and such individual is no longer providing services to the Company or another Subsidiary; provided, however, that the Committee shall have the discretion to determine when a Grantee, who terminates services as an employee, but continues to provide services in the capacity of a consultant immediately following such termination, has incurred a Termination of Service. Notwithstanding the foregoing, in the case of any Deferred Compensation Award, Termination of Service shall mean a “separation from service” within the meaning of Code Section 409A or as otherwise set forth in an Award Agreement or deferral election form pursuant to the Plan.

2.52 “Year” means a calendar year.

Section 3.

Administration

3.1 Committee.

(a) Subject to Section 3.2, the Plan shall be administered by the Compensation Committee of the Board unless otherwise determined by the Board (the “Committee”). The members of the Committee shall be appointed by the Board from time to time and may be removed by the Board from time to time. To the extent the Board considers it desirable to comply with Rule 16b-3 or meet the Performance-Based Exception, the Committee shall consist of two or more directors of the Company, all of whom qualify as “outside directors” within the meaning of Code Section 162(m) and Section 16 Non-Employee Directors. The number of members of the Committee shall from time to time be increased or decreased, and shall be subject to such conditions, in each case if and to the extent the Board deems it appropriate to permit transactions in Shares pursuant to the Plan to satisfy such conditions of Rule 16b-3 and the Performance-Based Exception as then in effect.

(b) Subject to Section 4.4(c), the Committee may delegate, to the fullest extent permitted under Delaware General Corporation Law, to the Chief Executive Officer of the Company any or all of the authority of the Committee with respect to the grant of Awards to Grantees, other than Grantees who are executive officers, or are (or are expected to be) Covered Employees and/or are Section 16 Persons at the time any such delegated authority is exercised.

3.2 Powers of the Committee. Subject to and consistent with the provisions of the Plan, the Committee shall have full power and authority and sole discretion as follows:

(a) to determine when, to whom (i.e., what Eligible Persons) and in what types and amounts Awards should be granted;

(b) to grant Awards to Eligible Persons in any number, and to determine the terms and conditions applicable to each Award (including conditions intended to comply with Code Section 409A, the number of Shares or the amount of cash or other property to which an Award will relate, any Option Price or Strike Price, grant price or purchase price, any limitation or Restriction, any schedule for or performance conditions relating to the earning of the Award or the lapse of limitations, forfeiture restrictions, restrictive covenants, restrictions on exercisability or transferability, any performance goals, including those relating to the Company and/or a Subsidiary and/or any division thereof and/or an individual, and/or vesting based on the passage of time, based in each case on such considerations as the Committee shall determine);

(c) to determine the benefit (including any Bonus Opportunity) payable under any Award and to determine whether any performance or vesting conditions, including Performance Measures or Performance Goals, have been satisfied;

(d) to determine whether or not specific Awards shall be granted in connection with other specific Awards;

(e) to determine the Term, as applicable;

(f) to determine the amount, if any, that a Grantee shall pay for Restricted Stock, whether to permit or require the payment of cash dividends thereon to be deferred and the terms related thereto, when Restricted Stock (including Restricted Stock acquired upon the exercise of an Option) shall be forfeited and whether such Shares shall be held in escrow or other custodial arrangement;

(g) to determine whether, to what extent and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Shares, other Awards or other property, or an Award may be accelerated, vested, canceled, forfeited or surrendered or any terms of the Award may be waived, and to accelerate the exercisability of, and to accelerate or waive any or all of the terms and conditions applicable to, any Award or any group of Awards for any reason and at any time or to extend the period subsequent to the Termination of Service within which an Award may be exercised;

(h) to determine with respect to Awards granted to Eligible Persons, whether, to what extent and under what circumstances cash, Shares, other Awards, other property and other amounts payable with respect to an Award will be deferred, either at the election of the Grantee or if and to the extent specified in the Award Agreement automatically or at the election of the Committee (for purposes of limiting loss of deductions pursuant to Code Section 162(m) or otherwise) and to provide for the payment of interest or other rate of return determined with reference to a predetermined actual investment or independently set interest rate, or with respect to other bases permitted under Code Sections 162(m), 409A or otherwise, for the period between the date of exercise and the date of payment or settlement of the Award;

(i) to make, amend, suspend, waive and rescind rules and regulations relating to the Plan;

(j) to appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

(k) to determine the terms and conditions of all Award Agreements applicable to Eligible Persons (which need not be identical) and, with the consent of the Grantee (except as provided in this Section 3.2(k) and Sections 5.5 and 15.2), to amend any such Award Agreement at any time; provided that the consent of the Grantee shall not be required for any amendment (i) which does not adversely affect the rights of the Grantee, or (ii) which is necessary or advisable (as determined by the Committee) to carry out the purpose of the Award as a result of any new applicable law or regulation or change in an existing applicable law or regulation or interpretation thereof, or (iii) to the extent the Award Agreement specifically permits amendment without consent;

(l) to impose such additional terms and conditions upon the grant, exercise or retention of Awards as the Committee may, before or concurrently with the grant thereof, deem appropriate, including limiting the percentage of Awards which may from time to time be exercised by a Grantee, and including requiring the Grantee to enter into restrictive covenants;

(m) to correct any defect or supply any omission or reconcile any inconsistency, and to construe and interpret the Plan, the rules and regulations, and Award Agreement or any other instrument entered into or relating to an Award under the Plan;

(n) to take any other action with respect to any matters relating to the Plan for which it is responsible and to make all other decisions and determinations, including factual determinations, as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan;

(o) to determine whether a Grantee has a Disability; and

(p) to determine whether and under what circumstances a Grantee has incurred a Termination of Service (e.g., whether Termination of Service was for Cause).

Any action of the Committee with respect to the Plan shall be final, conclusive and binding on all Persons, including the Company, its Subsidiaries, any Grantee, any Eligible Person, any Person claiming any rights under the Plan from or through any Grantee, and stockholders, except to the extent the Committee may subsequently modify, or take further action not consistent with, its prior action. If not specified in the Plan, the time at which the Committee must or may make any determination shall be determined by the Committee, and any such determination may thereafter be modified by the Committee. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee.

All determinations of the Committee shall be made by a majority of its members; provided that any determination affecting any Awards made or to be made to a member of the Committee may, at the Board’s election, be made by the Board.

Section 4.

Shares Subject to the Plan and Adjustments

4.1 Number of Shares Available for Grants.

(a) Subject to adjustment as provided in Section 4.2, the aggregate number of Shares which may be delivered under the Plan shall not exceed 1.5 million (1,500,000) Shares; provided, however, upon consummation of an initial public offering and then on the first day of each calendar year thereafter through 2013, the number of Shares authorized for issuance pursuant to the Plan will increase in an amount equal to 2.5% of the total number of outstanding Shares of the Company on each such date; provided, further, the Committee shall have the authority to reduce such increase in its sole discretion. The number of Shares available for issuance under the Plan pursuant to the previous sentence shall further be increased by the number of Shares that became available under the 2002 Equity Participation Plan of Inpatient Consultants Management, Inc. and the 1997 Equity Participation Plan of In-Patient Consultants

Management, Inc. after the date of the initial stockholder approval of this Plan pursuant to forfeiture, termination or satisfaction of a stock option in cash or property other than Shares, withholding of Shares for payment of the exercise price of stock options, or satisfaction of tax withholding. If any Shares subject to an Award granted hereunder are forfeited or such Award otherwise terminates without the delivery of such Shares, the Shares subject to such Award, to the extent of any such forfeiture or termination, shall again be available for grant under the Plan. If any Shares subject to an Award granted hereunder are withheld or applied as payment in connection with the exercise of an Award (including the withholding of Shares on the exercise of a SAR that is settled in Shares) or, except with respect to Shares of Restricted Stock, the withholding or payment of taxes related thereto, such Shares shall again be available for grant under the Plan. If any Award is settled in cash or settled by delivery of fewer Shares than the number of Shares to which the Award related (for example, upon exercise of a SAR settled in Shares), the Shares subject to such Award that are not delivered shall be again available for grants under the Plan.

(b) The Committee shall from time to time determine the appropriate methodology for calculating the number of Shares that have been delivered pursuant to the Plan. Shares delivered pursuant to the Plan may be, in whole or in part, authorized and unissued Shares, or treasury Shares, including Shares repurchased by the Company for purposes of the Plan.

(c) The maximum number of shares of Common Stock that may be issued under the Plan in this Section 4.1 shall not be affected by (i) the payment in cash of dividends or Dividend Equivalents in connection with outstanding Awards; or (ii) any Shares required to satisfy Substitute Awards.

4.2 Adjustments in Authorized Shares and Awards.

(a) In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, or other securities or property), stock split or combination, forward or reverse merger, reorganization, subdivision, consolidation or reduction of capital, recapitalization, consolidation, scheme of arrangement, split-up, spin-off or combination involving the Company or repurchase or exchange of Shares, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of: (a) the number and type of Shares (or other securities or property) with respect to which Awards may be granted, (b) the number and type of Shares (or other securities or property) subject to outstanding Awards, (c) the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award, (d) the number and kind of Shares of outstanding Restricted Stock or relating to any other outstanding Award in connection with which Shares are subject, and (e) the number of Shares with respect to which Awards may be granted to a Grantee; provided, in each case, that with respect to Awards of Incentive Stock Options intended to continue to qualify as Incentive Stock Options after such adjustment, no such adjustment shall be authorized to the extent that such adjustment would cause the Incentive Stock Option to fail to continue to qualify under Section 424(a) of the Code; and provided further that the number of Shares subject to any Award denominated in Shares shall always be a whole number, unless otherwise determined by the Committee.

(b) Notwithstanding Section 4.2(a), any adjustments made pursuant to Section 4.2(a) shall be made in such a manner as to ensure that after such adjustment, the Awards continue not to be deferred compensation subject to Code Section 409A (or if such Awards are already subject to Code Section 409A, so as not to give rise to liability under Code Section 409A).

4.3 Compliance With Code Section 162(m).

(a) Section 162(m) Compliance. To the extent the Committee determines that compliance with the Performance-Based Exception is desirable with respect to an Award, Sections 4.3 and 4.4 shall apply. In the event that changes are made to Code Section 162(m) to permit flexibility with respect to any Awards available under the Plan, the Committee may, subject to this Section 4.3, make any adjustments to such Awards as it deems appropriate.

(b) Annual Individual Limitations. No Grantee may be granted Awards for Options, SARs, Restricted Stock, Deferred Stock, Restricted Stock Units or Performance Units (or any other Award which is determined by reference to the value of Shares or appreciation in the value of Shares) with respect to a number of Shares in any one (1) calendar year which, when added to any other Award denominated in Shares granted to such Grantee in the same calendar year, shall exceed three million (3,000,000) Shares. If an Award denominated in Shares is cancelled, the Shares subject to the cancelled Award continue to count against the maximum number of Shares which may be granted to a Grantee in any calendar year. All Shares specified in this Section 4.3(b) shall be adjusted to the extent necessary to reflect adjustments to Shares required by Section 4.2. No Grantee may be granted a cash Award in any one (1) calendar year, the maximum payout for which, when added to the maximum payout for all other cash Awards granted to such Grantee in the same calendar year, shall exceed $3,000,000.

4.4 Performance Based Exception Under Section 162(m).

(a) Performance Measures. Subject to Section 4.4(d), unless and until the Committee proposes for stockholder vote and stockholders approve a change in the general Performance Measures set forth in this Section 4.4(a), for Awards (other than Options and SARs) designed to qualify for the Performance-Based Exception, the objective performance criteria shall be based upon one or more of the following (each a “Performance Measure”):

(i) Earnings before interest, tax, depreciation or amortization (“EBITDA”) (actual and adjusted and either in the aggregate or on a per-Share basis);

(ii) Earnings (either in the aggregate or on a per-Share basis);

(iii) Net income or loss (either in the aggregate or on a per-Share basis);

(iv) Operating profit;

(v) Growth or rate of growth in cash flow;

(vi) Cash flow provided by operations (either in the aggregate or on a per-Share basis);

(vii) Free cash flow (either in the aggregate on a per-Share basis);

(viii) Costs;

(ix) Gross revenues;

(x) Reductions in expense levels;

(xi) Operating and maintenance cost management and employee productivity;

(xii) Stockholder returns (including return on assets, investments, equity, or gross sales);

(xiii) Return measures (including return on assets, equity, or sales);

(xiv) Growth or rate of growth in return measures;

(xv) Share price (including growth measures and total stockholder return or attainment by the Shares of a specified value for a specified period of time);

(xvi) Net economic value;

(xvii) Economic value added;

(xviii) Aggregate product unit and pricing targets;

(xix) Strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market share, market penetration, geographic business expansion goals, objectively identified project milestones, production volume levels, cost targets, and goals relating to acquisitions or divestitures;

(xx) Achievement of business or operational goals such as market share and/or business development;

(xxi) Achievement of diversity objectives;

(xxii) Results of customer satisfaction surveys; and/or

(xxiii) Debt ratings, debt leverage and debt service;

provided that applicable Performance Measures may be applied on a pre- or post-tax basis; and provided further that the Committee may, on the Grant Date of an Award intended to comply with the Performance-Based Exception, and in the case of other Awards, at any time, provide that the formula for such Award may include or exclude items to measure specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts and any unusual, nonrecurring gain or loss.

(b) Flexibility in Setting Performance Measures. For Awards intended to comply with the Performance-Based Exception, the Committee shall set the Performance Measures within the time period prescribed by Section 162(m) of the Code. The levels of performance required with respect to Performance Measures may be expressed in absolute or relative levels and may be based upon a set increase, set positive result, maintenance of the status quo, set decrease or set negative result. Performance Measures may differ for Awards to different Grantees. The Committee shall specify the weighting (which may be the same or different for multiple objectives) to be given to each performance objective for purposes of determining the final amount payable with respect to any such Award. Any one or more of the Performance Measures may apply to the Grantee, a department, unit, division or function within the Company or any one or more Subsidiaries; and may apply either alone or relative to the performance of other businesses or individuals (including industry or general market indices).

(c) Adjustments. The Committee shall have the discretion to adjust the determinations of the degree of attainment of the pre-established performance goals; provided, however, that Awards which are designed to qualify for the Performance-Based Exception may not (unless the Committee determines to amend the Award so that it no longer qualified for the Performance-Based Exception) be adjusted upward (the Committee shall retain the discretion to adjust such Awards downward). The Committee may not, unless the Committee determines to amend the Award so that it no longer qualifies for the Performance-Based Exception, delegate any responsibility with respect to Awards intended to qualify for the Performance-Based Exception. All determinations by the Committee as to the achievement of the Performance Measure(s) shall be in writing prior to payment of the Award.

(d) Changes to Performance Measures. In the event that applicable laws, rules or regulations change to permit Committee discretion to alter the governing Performance Measures without obtaining stockholder approval of such changes, and still qualify for the Performance-Based Exception, the Committee shall have sole discretion to make such changes without obtaining stockholder approval.

Section 5.

Eligibility and General Conditions of Awards

5.1 Eligibility. The Committee may in its discretion grant Awards to any Eligible Person, whether or not he or she has previously received an Award.

5.2 Award Agreement. To the extent not set forth in the Plan, the terms and conditions of each Award shall be set forth in an Award Agreement.

5.3 General Terms and Termination of Service. Except as provided in an Award Agreement or as otherwise provided below in this Section 5.3, all Options or SARs that have not been exercised, or any other Awards that remain subject to Restrictions or which are not otherwise vested or exercisable, at the time of a Termination of Service shall be cancelled and forfeited to the Company. Any Restricted Stock that is forfeited by the Grantee upon Termination of Service shall be reacquired by the Company, and the Grantee shall sign any document and take any other action required to assign such Shares back to the Company.

(a) Options and SARS. Except as otherwise provided in an Award Agreement:

(i) If the Grantee incurs a Termination of Service due to his or her death or Disability, the Options or SARs may thereafter be exercised, to the extent they were vested and exercisable at the time of such Termination of Service, for a period of one (1) year from the date of such Termination of Service (but not beyond the original Term). To the extent the Options or SARs are not exercised at the end of such one-year period, the Options or SARs shall be immediately cancelled and forfeited to the Company. To the extent the Options and SARs are not vested and exercisable at the date of such Termination of Service, they shall be immediately cancelled and forfeited to the Company.

(ii) If the Grantee incurs a Termination of Service for Cause, all Options and SARs shall be immediately cancelled and forfeited to the Company.

(iii) If the Grantee incurs a Termination of Service either without Cause or due to a reason other than his or her death or Disability, the Options and SARs may thereafter be exercised, to the extent they were vested and exercisable at the time of such Termination of Service, for a period of ninety (90) days from the date of such Termination of Service (but not beyond the original Term). To the extent the Options or SARs are not exercised at the end of such sixty day period, the Options or SARs shall be immediately cancelled and forfeited to the Company. To the extent the Options and SARs are not vested and exercisable at the date of such Termination of Service, they shall be immediately cancelled and forfeited to the Company.

(b) Dividend Equivalents. If Dividend Equivalents have been credited with respect to any Award and such Award (in whole or in part) is forfeited, all Dividend Equivalents issued in connection with such forfeited Award (or portion of an Award) shall also be forfeited to the Company.

(c) Waiver by Committee. Notwithstanding the foregoing provisions of this Section 5.3, the Committee may in its sole discretion as to all or part of any Award as to any Grantee, at the time the Award is granted or thereafter, determine that Awards shall become exercisable or vested upon a Termination of Service, determine that Awards shall continue to become exercisable or vested in full or in installments after Termination of Service, extend the period for exercise of Options or SARs following Termination of Service (but not beyond the original Term), or provide that any Award shall in whole or in part not be forfeited upon such Termination of Service. Notwithstanding the preceding sentence, the Committee shall not have the authority under this Section 5.3(d) to take any action with respect to an Award to the extent that such action would cause an Award that is not intended to be deferred compensation subject to Code Section 409A to be subject thereto (or if such Awards are already subject to Code Section 409A, so as not to give rise to liability under Code Section 409A).

5.4 Nontransferability of Awards.

(a) Each Award and each right under any Award shall be exercisable only by the Grantee during the Grantee’s lifetime, or, if permissible under applicable law, by the Grantee’s guardian or legal representative.

(b) No Award (prior to the time, if applicable, Shares are delivered in respect of such Award), and no right under any Award, may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Grantee other than by will or by the laws of descent and distribution (or, in the case of Restricted Stock, to the Company), and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Subsidiary; provided that the designation of a Beneficiary to receive benefits in the event of the Grantee’s death shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance for purposes of this Section 5.4(b). If so determined by the Committee, a Grantee may, in the manner established by the Committee, designate a Beneficiary or Beneficiaries to exercise the rights of the Grantee, and to receive any distribution with respect to any Award upon the death of the Grantee. A transferee, Beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Grantee shall be subject to the provisions of the Plan and any applicable Award Agreement, except to the extent the Plan and Award Agreement otherwise provide with respect to such persons, and to any additional restrictions or limitations deemed necessary or appropriate by the Committee.

(c) Notwithstanding subsections (a) and (b) above, to the extent provided in the Award Agreement, Non-Qualified Stock Options, may be transferred, without consideration, to a Permitted Transferee. For this purpose, a “Permitted Transferee” in respect of any Grantee means any member of the Immediate Family of such Grantee, any trust of which all of the primary beneficiaries are such Grantee or members of his or her Immediate Family, or any partnership, limited liability company, corporation or and similar entity of which all of the partners, members or stockholders are such Grantee or members of his or her Immediate Family; and the “Immediate Family” of a Grantee means the Grantee’s spouse, former spouse, children, stepchildren, grandchildren, parents, stepparents, siblings, grandparents, nieces and nephews, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships. Such Award may be exercised by such Permitted Transferee in accordance with the terms of such Award.

(d) Nothing herein shall be construed as requiring the Committee to honor the order of a domestic relations court regarding an Award, except to the extent required under applicable law.

5.5 Cancellation and Rescission of Awards. Unless the Award Agreement specifies otherwise, the Committee may cancel, rescind, suspend, withhold, or otherwise limit or restrict any unexercised or unsettled Award at any time if the Grantee is not in compliance with all applicable provisions of the Award Agreement and the Plan or is in violation of any restrictive covenant or other agreement with an Employer.

5.6 Substitute Awards. The Committee may, in its discretion and on such terms and conditions as the Committee considers appropriate in the circumstances, grant Substitute Awards under the Plan. For purposes of this Section 5.6, “Substitute Award” means an Award granted under the Plan in substitution for stock and stock-based awards (“Acquired Entity Awards”) held by current and former employees or non-employee directors of, or consultants to, another corporation or entity who become Eligible Persons as the result of a merger, consolidation or combination of the employing corporation or other entity (the “Acquired Entity”) with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the Acquired Entity immediately prior to such merger, consolidation, acquisition or combination (“Acquisition Date”) in order to preserve for the Grantee the economic value of all or a portion of such Acquired Entity Award at such price as the Committee determines necessary to achieve preservation of economic value.

5.7 Exercise by Non-Grantee. If any Award is exercised as permitted by the Plan by any Person other than the Grantee, the exercise notice shall be accompanied by such documentation as may reasonably be required by the Committee, including, without limitation, evidence of authority of such Person or Persons to exercise the Award and, if the Committee so specifies, evidence satisfactory to the Company that any death taxes payable with respect to such Shares have been paid or provided for.

5.8 No Cash Consideration for Awards. Awards may be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

Section 6.

Stock Options

6.1 Grant of Options. Subject to and consistent with the provisions of the Plan, Options may be granted to any Eligible Person in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, including an Option grant made, in the sole discretion of the Committee, upon the written request of a non-employee director of the Company, to receive an Option in lieu of all or any portion of such non-employee director’s annual cash retainer. In the event that the Committee determines to grant an Option to a non-employee director in lieu of such annual cash retainer, the number of shares and terms of such Option shall be determined by the Committee subject to the provisions of Code Section 409A.

6.2 Award Agreement. Each Option grant shall be evidenced by an Award Agreement in such form as the Committee may approve that shall specify the Grant Date, the Option Price, the Term (not to exceed ten (10) years from its Grant Date unless the Committee otherwise specifies in the Award Agreement), the number of Shares to which the Option pertains, the time or times at which such Option shall be exercisable and such other provisions (including Restrictions) not inconsistent with the provisions of the Plan as the Committee shall determine.

6.3 Option Price. The purchase price per Share purchasable under an Option shall be determined by the Committee; provided, however, that such purchase price shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date. Subject to the adjustment allowed in Section 4.2, neither the Committee nor the Board shall have the authority or discretion to change the Option Price of any outstanding Option. Without the approval of shareholders, the Committee and the Board will not amend or replace previously granted Options or SARs in a transaction that constitutes “repricing,” which for this purpose means any of the following or any other action that has the same effect: (i) lowering the exercise price of an Option or SAR after it is granted; (ii) any other action that is treated as a repricing under generally accepted accounting principles; (iii) cancelling an Option or SAR at a time when its exercise price exceeds the Fair Market Value of the underlying Stock, in exchange for another Option or SAR, restricted stock, other equity, cash or other property; provided, however, that the foregoing transactions shall not be deemed a repricing if pursuant to an adjustment authorized under Section 4.2.

6.4 Vesting. Shares subject to an Option shall become vested and exercisable as specified in the applicable Award Agreement. Unless otherwise provided in the applicable Award Agreement, the Option shall become vested and exercisable with respect to twenty-five percent (25%) of the Shares under the Option upon the first anniversary of the Grant Date, and the remaining seventy-five percent (75%) of the Option shall become vested and exercisable pro-rata each month thereafter (i.e., to become fully vested and exercisable upon the fourth (4th) anniversary of the Grant Date).

6.5 Grant of Incentive Stock Options. At the time of the grant of any Option, the Committee may in its discretion designate that such Option shall be made subject to additional restrictions to permit it to qualify as an Incentive Stock Option. Any Option designated as an Incentive Stock Option:

(a) shall be granted only to an employee of the Company or a Subsidiary Corporation (as defined below);

(b) shall have an Option Price of not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date, and, if granted to a person who owns capital stock (including stock treated as owned under Section 424(d) of the Code) possessing more than ten percent (10%) of the total combined voting power of all classes of capital stock of the Company or any Subsidiary Corporation (a “10% Owner”), have an Option Price not less than one hundred ten percent (110%) of the Fair Market Value of a Share on its Grant Date;

(c) shall have a Term of not more than ten (10) years (five (5) years if the Grantee is a 10% Owner) from its Grant Date, and shall be subject to earlier termination as provided herein or in the applicable Award Agreement;

(d) shall not have an aggregate Fair Market Value (as of the Grant Date) of the Shares with respect to which Incentive Stock Options (whether granted under the Plan or any other equity incentive plan of the Grantee’s employer or any parent or Subsidiary Corporation (“Other Plans”)) are exercisable for the first time by such Grantee during any calendar year (“Current Grant”), determined in accordance with the provisions of Section 422 of the Code, which exceeds $100,000 (the “$100,000 Limit”);

(e) shall, if the aggregate Fair Market Value of the Shares (determined on the Grant Date) with respect to the Current Grant and all Incentive Stock Options previously granted under the Plan and any Other Plans which are exercisable for the first time during a calendar year (“Prior Grants”) would exceed the $100,000 Limit, be, as to the portion in excess of the $100,000 Limit, exercisable as a separate option that is not an Incentive Stock Option at such date or dates as are provided in the Current Grant;

(f) shall require the Grantee to notify the Committee of any disposition of any Shares delivered pursuant to the exercise of the Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to holding periods and certain disqualifying dispositions) (“Disqualifying Disposition”), within ten (10) days of such a Disqualifying Disposition;

(g) shall by its terms not be assignable or transferable other than by will or the laws of descent and distribution and may be exercised, during the Grantee’s lifetime, only by the Grantee; provided, however, that the Grantee may, to the extent provided in the Plan in any manner specified by the Committee, designate in writing a Beneficiary to exercise his or her Incentive Stock Option after the Grantee’s death; and

(h) shall, if such Option nevertheless fails to meet the foregoing requirements, or otherwise fails to meet the requirements of Section 422 of the Code for an Incentive Stock Option, be treated for all purposes of this Plan, except as otherwise provided in subsections (d) and (e) above, as an Option that is not an Incentive Stock Option.

For purposes of this Section 6.5, “Subsidiary Corporation” means a corporation other than the Company in an unbroken chain of corporations beginning with the Company if, at the time of granting the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. Notwithstanding the foregoing and Sections 3.2(k) or 15.2, the Committee may, without the consent of the Grantee, at any time before the exercise of an Option (whether or not an Incentive Stock Option), take any action necessary to prevent such Option from being treated as an Incentive Stock Option.

6.6 Exercise and Payment.

(a) Except as may otherwise be provided by the Committee in an Award Agreement, Options shall be exercised by the delivery of a written notice (“Notice”) to the Company setting forth the number of Shares to be exercised, accompanied by full payment (including any applicable tax withholding) for the Shares made by any one or more of the following means on the Exercise Date (or such other date as may be permitted in writing by the Secretary of the Company):

(i) cash, personal check or wire transfer;

(ii) with the approval of the Committee, Shares or Shares of Restricted Stock valued at the Fair Market Value of a Share on the Exercise Date; or

(iii) subject to applicable law, through the sale of the Shares acquired on exercise of the Option through a broker-dealer to whom the Grantee has submitted an irrevocable notice of exercise and irrevocable instructions to deliver promptly to the Company the amount of sale or loan proceeds sufficient to pay for such Shares, together with, if requested by the Company, the amount of applicable withholding taxes payable by Grantee by reason of such exercise.

(b) The Committee may in its discretion specify that, if any Shares of Restricted Stock (“Tendered Restricted Shares”) are used to pay the Option Price, (x) all the Shares acquired on exercise of the Option shall be subject to the same restrictions as the Tendered Restricted Shares, determined as of the date of exercise of the Option, or (y) a number of Shares acquired on exercise of the Option equal to the number of Tendered Restricted Shares shall be subject to the same restrictions as the Tendered Restricted Shares, determined as of the date of exercise of the Option.

(c) If the Option is exercised as permitted by the Plan by any Person other than the Grantee, the Notice shall be accompanied by documentation as may reasonably be required by the Company, including, evidence of authority of such Person or Persons to exercise the Option.

(d) At the time a Grantee exercises an Option or to the extent provided by the Committee in the applicable Award Agreement, in lieu of accepting payment of the Option Price of the Option and delivering the number of Shares of Common Stock for which the Option is being exercised, the Committee may direct that the Company either (i) pay the Grantee a cash amount, or (ii) issue a lesser number of Shares of Common Stock, in any such case, having a Fair Market Value on the Exercise Date equal to the amount, if any, by which the aggregate Fair Market Value (or such other amount as may be specified in the applicable Award Agreement or Section 13, in the case of an exercise occurring concurrent with a Change in Control) of the Shares of Common Stock as to which the Option is being exercised exceeds the aggregate Option Price for such Shares, based on such terms and conditions as the Committee shall establish.

Section 7.

Stock Appreciation Rights

7.1 Grant of SARs. Subject to and consistent with the provisions of the Plan, the Committee, at any time and from time to time, may grant SARs to any Eligible Person on a standalone basis only (i.e., not in tandem with an Option). The Committee may impose such conditions or restrictions on the exercise of any SAR as it shall deem appropriate.

7.2 Award Agreements. Each SAR shall be evidenced by an Award Agreement in such form as the Committee may approve, which shall contain such terms and conditions not inconsistent with the provisions of the Plan as shall be determined from time to time by the Committee. Unless otherwise provided in the Award Agreement, no SAR grant shall have a Term of more than ten (10) years from the date of grant of the SAR.

7.3 Strike Price. The Strike Price of an SAR shall be determined by the Committee in its sole discretion; provided that the Strike Price shall not be less than 100% of the Fair Market Value of a Share on the Grant Date of the SAR.

7.4 Vesting. Shares subject to an SAR shall become vested and exercisable as specified in the applicable Award Agreement. Unless otherwise provided in the applicable Award Agreement, the SAR shall become vested and exercisable with respect to twenty-five percent (25%) of the Shares under the SAR upon the first anniversary of the Grant Date, and the remaining seventy-five percent (75%) of the SAR shall become vested and exercisable pro-rata each month thereafter (i.e., to become fully vested and exercisable upon the fourth (4th) anniversary of the Grant Date).

7.5 Exercise and Payment. Except as may otherwise be provided by the Committee in an Award Agreement, SARs shall be exercised by the delivery of a written notice to the Company, setting forth the number of Shares with respect to which the SAR is to be exercised. No payment of an SAR shall be made unless applicable tax withholding requirements have been satisfied in accordance with Section 17.1 or otherwise. Any payment by the Company in respect of an SAR may be made in cash, Shares, other property, or any combination thereof, as the Committee, in its sole discretion, shall determine.

7.6 Grant Limitations. The Committee may at any time impose any other limitations or Restrictions upon the exercise of SARs which it deems necessary or desirable in order to achieve desirable tax results for the Grantee or the Company.

Section 8.

Restricted Stock

8.1 Grant of Restricted Stock. Subject to and consistent with the provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock to any Eligible Person in such amounts as the Committee shall determine.

8.2 Award Agreement. Each grant of Restricted Stock shall be evidenced by an Award Agreement that shall specify the Restrictions, the number of Shares subject to the Restricted Stock Award, and such other provisions not inconsistent with the provisions of this Plan as the Committee shall determine. The Committee may impose such Restrictions on any Award of Restricted Stock as it deems appropriate, including time-based Restrictions, Restrictions based upon the achievement of specific performance goals, Restrictions based on the occurrence of a specified event, and/or Restrictions under applicable securities laws.

8.3 Consideration for Restricted Stock. The Committee shall determine the amount, if any, that a Grantee shall pay for Restricted Stock.

8.4 Vesting. Shares subject to a Restricted Stock Award shall become vested as specified in the applicable Award Agreement (thereafter being referred to as “Unrestricted Stock”). For purposes of calculating the number of Shares of Restricted Stock that become Unrestricted Stock as set forth above, Share amounts shall be rounded to the nearest whole Share amount, unless otherwise provided in the Award Agreement.

8.5 Effect of Forfeiture. If Restricted Stock is forfeited, and if the Grantee was required to pay for such Shares or acquired such Restricted Stock upon the exercise of an Option, the Grantee shall be deemed to have resold such Restricted Stock to the Company at a price equal to the lesser of (x) the amount paid by the Grantee for such Restricted Stock or the exercise price of the Option, as applicable, and (y) the Fair Market Value of a Share on the date of such forfeiture. The Company shall pay to the Grantee the deemed sale price as soon as is administratively practical. Such Restricted Stock shall cease to be outstanding, and shall no longer confer on the Grantee thereof any rights as a stockholder of the Company, from and after the date of the event causing the forfeiture, whether or not the Grantee accepts the Company’s tender of payment for such Restricted Stock.

8.6 Escrow; Legends. The Committee may provide that the certificates for any Restricted Stock (x) shall be held (together with a stock power executed in blank by the Grantee) in escrow by the Secretary of the Company until such Restricted Stock becomes nonforfeitable or is forfeited and/or (y) shall bear an appropriate legend restricting the transfer of such Restricted Stock under the Plan. If any Restricted Stock becomes nonforfeitable, the Company shall cause certificates for such Shares to be delivered without such legend or shall cause a release of restrictions on a book entry account maintained by the Company’s transfer agent.

8.7 Stockholder Rights in Restricted Stock. Restricted Stock, whether held by a Grantee or in escrow or other custodial arrangement by the Secretary of the Company, shall confer on the Grantee all rights of a stockholder of the Company, except as otherwise provided in the Plan or Award Agreement. At the time of a grant of Restricted Stock, the Committee may require the payment of cash dividends thereon to be deferred and, if the Committee so determines, reinvested in additional Shares of Restricted Stock. Stock dividends and deferred cash dividends issued with respect to Restricted Stock shall be subject to the same restrictions and other terms as apply to the Shares of Restricted Stock with respect to which such dividends are issued. The Committee may in its discretion provide for payment of interest on deferred cash dividends.

Section 9.

Restricted Stock Units

9.1 Grant of Restricted Stock Units. Subject to and consistent with the provisions of the Plan and applicable requirements of Sections 409A(2), (3) and (4) of the Code, the Committee, at any time and from time to time, may grant Restricted Stock Units to any Eligible Person, in such amount and upon such terms as the Committee shall determine. A Grantee shall have no voting rights in Restricted Stock Units.

9.2 Award Agreement. Each grant of Restricted Stock Units shall be evidenced by an Award Agreement that shall specify the Restrictions, the number of Shares subject to the Restricted Stock Units granted, and such other provisions as the Committee shall determine in accordance with the Plan and Code Section 409A. The Committee may impose such Restrictions on Restricted Stock Units, including time-based Restrictions based on the achievement of specific performance goals, time-based Restrictions following the achievement of specific performance goals, Restrictions based on the occurrence of a specified event, and/or Restrictions under applicable securities laws.

9.3 Crediting Restricted Stock Units. The Company shall establish an account (“RSU Account”) on its books for each Eligible Person who receives a grant of Restricted Stock Units. Restricted Stock Units shall be credited to the Grantee’s RSU Account as of the Grant Date of

such Restricted Stock Units. RSU Accounts shall be maintained for recordkeeping purposes only and the Company shall not be obligated to segregate or set aside assets representing securities or other amounts credited to RSU Accounts. The obligation to make distributions of securities or other amounts credited to RSU Accounts shall be an unfunded, unsecured obligation of the Company.

(a) Crediting of Dividend Equivalents. Except as otherwise provided in an Award Agreement, whenever dividends are paid or distributions made with respect to Shares, Dividend Equivalents shall be credited to RSU Accounts on all Restricted Stock Units credited thereto as of the record date for such dividend or distribution. Such Dividend Equivalents shall be credited to the RSU Account in the form of additional Restricted Stock Units in a number determined by dividing the aggregate value of such Dividend Equivalents by the Fair Market Value of a Share at the payment date of such dividend or distribution.

(b) Settlement of RSU Accounts. The Company shall settle an RSU Account by delivering to the holder thereof (which may be the Grantee or his or her Beneficiary, as applicable) a number of Shares equal to the whole number of Shares underlying the Restricted Stock Units then credited to the Grantee’s RSU Account (or a specified portion in the event of any partial settlement); provided that any fractional Shares underlying Restricted Stock Units remaining in the RSU Account on the Settlement Date shall be distributed in cash in an amount equal to the Fair Market Value of a Share as of the Settlement Date multiplied by the remaining fractional Restricted Stock Unit. Unless otherwise provided in an Award Agreement, the Settlement Date for all Restricted Stock Units credited to a Grantee’s RSU Account shall be as soon as administratively practical following when Restrictions applicable to an Award of Restricted Stock Units have lapsed, but in no event shall such Settlement Date be later than March 15 of the calendar year following the calendar year in which the Restrictions applicable to an Award of Restricted Stock Units have lapsed. Unless otherwise provided in an Award Agreement, in the event of a Grantee’s Termination of Service prior to the lapse of such Restrictions, such Grantee’s Restricted Stock Units shall be immediately cancelled and forfeited to the Company.

Section 10.

Deferred Stock

10.1 Grant of Deferred Stock. Subject to and consistent with the provisions of the Plan and applicable requirements of Sections 409A(a)(2), (3), and (4) of the Code, the Committee, at any time and from time to time, may grant Deferred Stock to any Eligible Person in such number, and upon such terms, as the Committee, at any time and from time to time, shall determine (including, to the extent allowed by the Committee, grants at the election of a Grantee to convert Shares to be acquired upon lapse of restrictions on Restricted Stock or Restricted Stock Units into such Deferred Stock). A Grantee shall have no voting rights in Deferred Stock.

10.2 Award Agreement. Each grant of Deferred Stock shall be evidenced by an Award Agreement that shall specify the number of Shares underlying the Deferred Stock subject to an Award, the Settlement Date such Shares of Deferred Stock shall be settled and such other provisions as the Committee shall determine that are in accordance with the Plan and Code Section 409A.

10.3 Deferred Stock Elections.

(a) Making of Deferral Elections. If and to the extent permitted by the Committee, an Eligible Person may elect (a “Deferral Election”) at such times and in accordance with rules and procedures adopted by the Committee (which shall comport with Code Section 409A), to receive all or any portion of his salary, bonus and/or cash retainer (in the case of a director) (including any cash or Share Award, other than Options or SARs) either in the form of a number of shares of Deferred Stock equal to the quotient of the amount of salary, bonus and/or cash retainer or other permissible Award to be paid in the form of Deferred Stock divided by the Fair Market Value of a Share on the date such salary, bonus or cash retainer or other such Award would otherwise be paid in cash or distributed in Shares or pursuant to such other terms and conditions as the Committee may determine. The Grant Date for an Award of Deferred Stock made pursuant to a Deferral Election shall be the date the deferrable amount subject to a Deferral Election would otherwise have been paid to the Grantee in cash or Shares.

(b) Timing of Deferral Elections. An initial Deferral Election must be filed with the Secretary of the Company no later than December 31 of the year preceding the calendar year in which the amounts subject to the Deferral Election would otherwise be earned, subject to such additional restrictions and advance filing requirements as the Company may impose. A Deferral Election shall be irrevocable as of the filing deadline, unless the Company has specified an earlier time at which it will be irrevocable. Each Deferral Election shall remain in effect with respect to subsequently earned amounts unless the Eligible Person revokes or changes such Deferral Election. Any such revocation or change shall have prospective application only and must be made at a time at which the Deferral Election is permitted.

(c) Subsequent Deferral Elections. A Deferral Election (other than an initial Deferral Election) made with respect to a Deferred Compensation Award must meet the timing requirements for a subsequent deferral election as specified in Treasury Regulation § 1.409A-2(b).

10.4 Deferral Account.

(a) Establishment of Deferral Accounts. The Company shall establish an account (“Deferral Account”) on its books for each Eligible Person who receives a grant of Deferred Stock or makes a Deferral Election. Deferred Stock shall be credited to the Grantee’s Deferral Account as of the Grant Date of such Deferred Stock. Deferral Accounts shall be maintained for recordkeeping purposes only and the Company shall not be obligated to segregate or set aside assets representing securities or other amounts credited to Deferral Accounts. The obligation to make distributions of securities or other amounts credited to Deferral Accounts shall be an unfunded, unsecured obligation of the Company.

(b) Crediting of Dividend Equivalents. Except as otherwise provided in an Award Agreement, whenever dividends are paid or distributions made with respect to Shares, Dividend Equivalents shall be credited to Deferral Accounts on all Deferred Stock credited thereto as of the record date for such dividend or distribution. Such Dividend Equivalents shall be credited to the Deferral Account in the form of additional Deferred Stock in a number determined by dividing the aggregate value of such Dividend Equivalents by the Fair Market Value of a Share at the payment date of such dividend or distribution.

(c) Settlement of Deferral Accounts. The Company shall settle a Deferral Account by delivering to the holder thereof (which may be the Grantee or his or her Beneficiary or estate, as applicable) a number of Shares equal to the whole number of Shares of Deferred Stock then credited to the Grantee’s Deferral Account (or a specified portion in the event of any partial settlement); provided that any fractional Shares of Deferred Stock remaining in the Deferral Account on the Settlement Date shall be distributed in cash in an amount equal to the Fair Market Value of a Share as of the Settlement Date multiplied by the remaining fractional Share. The Settlement Date for all Deferred Stock credited in a Grantee’s Deferral Account shall be determined in accordance with Code Section 409A and shall be specified in the applicable Award Agreement or Deferral Election. The Settlement Date for Deferred Stock, as may be permitted by the Committee in its discretion and as specified in the Award Agreement or Deferral Election, is limited to one or more of the following events: (1) a specified date (as contemplated by applicable guidance under Code Section 409A), (2) a Change in Control (within the meaning of the definition that applies to Deferred Compensation Awards), (3) the Grantee’s “separation from service” as provided in Code Section 409A(2)(A)(i), (4) the Grantee’s death, (5) the Grantee’s Disability or (6) an “unforeseeable emergency” of the Grantee as provided in Code Section 409A(2)(A)(vi).

Section 11.

Performance Units

11.1 Grant of Performance Units. Subject to and consistent with the provisions of the Plan, Performance Units may be granted to any Eligible Person in such number and upon such terms, and at any time and from time to time, as shall be determined by the Committee. Performance Units shall be evidenced by an Award Agreement in such form as the Committee may approve, which shall contain such terms and conditions not inconsistent with the provisions of the Plan as shall be determined from time to time by the Committee.

11.2 Value/Performance Goals. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met during a Performance Period, will determine the number or value of Performance Units that will be paid to the Grantee at the end of the Performance Period. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. The performance goals for Awards of Performance Units shall be set by the Committee at threshold, target and maximum performance levels with the number or value of the Performance Units payable tied to the degree of attainment of the various performance levels during the Performance Period. No payment shall be made with respect to a Performance Unit Award if the threshold performance level is not satisfied. If performance goals are attained between the threshold and target performance levels or between the target and maximum performance levels, the number or value of Performance Units under such Award shall be determined by linear interpolation, unless otherwise provided in an Award Agreement. With respect to Covered Employees and to the extent the Committee deems it appropriate to comply with Section 162(m) of the Code, all performance goals shall be based on objective Performance Measures satisfying the requirements for the Performance-Based Exception, and shall be set by the Committee within the time period prescribed by Section 162(m) of the Code and related regulations.

11.3 Earning of Performance Units. Except as provided in Section 13, after the applicable Performance Period has ended, the holder of Performance Units shall be entitled to payment based on the level of achievement of performance goals set by the Committee and as described in Section 11.2. If the Performance Unit is intended to comply with the Performance-Based Exception, the Committee shall certify the level of achievement of the performance goals in writing before the Award is settled. At the discretion of the Committee, the Award Agreement may specify that an Award of Performance Units is payable in cash, Shares, Restricted Stock or Restricted Stock Units.

11.4 Adjustment on Change of Position. If a Grantee is promoted, demoted or transferred to a different business unit of the Company during a Performance Period, then, to the extent the Committee determines that the Award, the performance goals, or the Performance Period are no longer appropriate, the Committee may adjust, change, eliminate or cancel the Award, the performance goals, or the applicable Performance Period, as it deems appropriate in order to make them appropriate and comparable to the initial Award, the performance goals, or the Performance Period.

11.5 Dividend Rights. At the discretion of the Committee, a Grantee may be entitled to receive any dividends or Dividend Equivalents declared with respect to Shares deliverable in connection with grants of Performance Units which have been earned, but not yet delivered to the Grantee.

Section 12.

Annual Incentive Awards

12.1 Annual Incentive Awards. Subject to and consistent with the provisions of the Plan, Annual Incentive Awards may be granted to any Eligible Person in accordance with the provisions of this Section 12. The Committee shall designate the individuals eligible to be granted an Annual Incentive Award for a Year. In the case of an Annual Incentive Award intended to qualify for the Performance-Based Exception, such designation shall occur within the first ninety (90) days of such year. The Committee may designate an Eligible Person as eligible for a full Year or for a period of less than a full Year. The opportunity to be granted an Annual Incentive Award shall be evidenced by an Award Agreement or in such form as the Committee may approve, which shall specify the individual’s Bonus Opportunity, the Performance Goals, and such other terms not inconsistent with the Plan as the Committee shall determine.

12.2 Determination of Amount of Annual Incentive Awards.

(a) Aggregate Maximum. The Committee may establish guidelines as to the maximum amount of Annual Incentive Awards payable for any Year subject to Section 4.3(b).

(b) Establishment of Performance Goals and Bonus Opportunities. The Committee shall establish Performance Goals for the Year (which may be the same or different for some or all Eligible Persons) and shall establish the threshold, target and maximum Bonus Opportunity for each Grantee for the attainment of specified threshold, target and maximum Performance

Goals. In the case of an Annual Incentive Award intended to qualify for the Performance-Based Exception, such designation shall occur within the first ninety (90) days of the Year. Performance Goals and Bonus Opportunities may be weighted for different factors and measures as the Committee shall determine.

(c) Committee Certification and Determination of Amount of Annual Incentive Award. The Committee shall determine and certify in writing the degree of attainment of Performance Goals as soon as administratively practicable after the end of each Year but not later than sixty (60) days after the end of such Year. The Committee shall determine an individual’s maximum Annual Incentive Award based on the level of attainment of the Performance Goals (as certified by the Committee) and the individual’s Bonus Opportunity. The Committee reserves the discretion to reduce (but not below zero) the amount of an individual’s Annual Incentive Award below the maximum Annual Incentive Award. The determination of the Committee to reduce (or not pay) an individual’s Annual Incentive Award for a Year shall not affect the maximum Annual Incentive Award payable to any other individual. No Annual Incentive Award intended to qualify for the Performance-Based Exception shall be payable to an individual unless at least the threshold Performance Goal is attained.

(d) Termination of Service. If a Grantee has a Termination of Service during the Year, the Committee may, in its absolute discretion and under such rules as the Committee may from time to time prescribe, authorize the payment of an Annual Incentive Award to such Grantee in accordance with the foregoing provisions of this Section 12.2 and in the absence of such determination by the Committee the Grantee shall receive no Annual Incentive Award for such Year.

12.3 Time of Payment of Annual Incentive Awards. Annual Incentive Awards shall be paid as soon as administratively practicable after the Committee determines the amount of the Award payable under Section 12 but not later than two and one-half months after the end of such Year.

12.4 Form of Payment of Annual Incentive Awards. An individual’s Annual Incentive Award for a Year shall be paid in cash, Shares, Restricted Stock, Options or any other form of an Award or any combination thereof as provided in the Award Agreement or in such form as the Committee may approve.

Section 13.

Change in Control

Special Treatment In the Event of a Change in Control. In order to maintain the Grantee’s rights upon the occurrence of any event satisfying the definition of “Change in Control” with respect to an Award, the Committee, as constituted before such event, may, in its sole discretion, as to any such Award, either at the time the Award is made hereunder or any time thereafter, take any one or more of the following actions: (i) make such adjustment to any such Award then outstanding as the Committee deems appropriate to reflect such Change in Control; or (ii) cause any such Award then outstanding to be assumed, or new rights substituted therefore, by the acquiring or surviving entity after such Change in Control. Additionally, in the event of any Change in Control with respect to Options and SARs, the Committee, as constituted before such Change in Control, may, in its sole discretion (except as may be otherwise provided in the Award Agreement): (i) cancel any outstanding unexercised Options or SARs (whether or not vested) that have a per Share Option Price or Strike Price (as applicable) which is greater than the Change in Control Price; or (ii) cancel any outstanding unexercised Options or SARs (whether or not vested) that have a per Share Option Price or Strike Price (as applicable) which is less than or equal to the Change in Control Price in exchange for a cash payment of an amount equal to (x) the difference between the Change in Control Price and the Option Price or Strike Price multiplied by (y) the total number of Shares underlying such Option or SAR that are vested and exercisable at the time of the Change in Control. The Committee may, in its discretion, include such further provisions and limitations in any Award Agreement as it may deem desirable. The “Change in Control Price” means the lower of (i) the per Share Fair Market Value as of the date of the Change in Control, or (ii) the price paid per Share as part of the transaction which constitutes the Change in Control.

Section 14.

Dividend Equivalents

The Committee is authorized to grant Awards of Dividend Equivalents alone or in conjunction with other Awards (other than Options and SARs), on such terms and conditions as the Committee shall determine in accordance with Code Section 409A. Unless otherwise provided in the Award Agreement or in Sections 9 and 10 of the Plan, Dividend Equivalents shall be paid immediately when accrued and, in no event, later than March 15 of the calendar year following the calendar year in which such Dividend Equivalents accrue. Unless otherwise provided in the Award Agreement or in Sections 9 and 10 of the Plan, if the Grantee incurs a Termination of Service prior to the date such Dividend Equivalents accrue, the Grantee’s right to such Dividend Equivalents shall be immediately forfeited.

Section 15.

Amendments and Termination

15.1 Amendment and Termination. Subject to Section 15.2, the Board may at any time amend, alter, suspend, discontinue or terminate the Plan in whole or in part without the approval of the Company’s stockholders, provided that (a) any amendment shall be subject to the approval of the Company’s stockholders if such approval is required by any federal or state law or regulation or any stock exchange or automated quotation system on which the Shares may then be listed or quoted, and (b) any Plan amendment or termination will not accelerate the timing of any payments that constitute deferred compensation under Code Section 409A unless such acceleration of payment is permitted by Code Section 409A.

15.2 Previously Granted Awards. Except as otherwise specifically provided in the Plan (including Sections 3.2(k), 5.5 and this Section 15.2) or an Award Agreement, no termination, amendment or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan without the written consent of the Grantee of such Award.

Section 16.

Beneficiary Designation

Each Grantee under the Plan may, from time to time, name any Beneficiary or Beneficiaries (who may be named contingently or successfully) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Grantee, shall be in a form prescribed by the Company, and will be effective only when filed by the Grantee in writing with the Company during the Grantee’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Grantee’s death shall be paid to the Grantee’s estate.

Section 17.

Withholding

17.1 Required Withholding.

(a) The Committee in its sole discretion may provide that when taxes are to be withheld in connection with the exercise of an Option or an SAR or upon the lapse of Restrictions on an Award or upon payment of any benefit or right under this Plan (the Exercise Date, the date such Restrictions lapse or such payment of any other benefit or right occurs hereinafter referred to as the “Tax Date”), the Grantee may be required or may be permitted to elect to make payment for the withholding of federal, state and local taxes, including Social Security and Medicare (“FICA”) taxes, by one or a combination of the following methods:

(i) payment of an amount in cash equal to the amount to be withheld;

(ii) requesting the Company to withhold from those Shares that would otherwise be received upon exercise of the Option or an SAR or upon the lapse of Restrictions on, or upon settlement of, any other Award, a number of Shares having a Fair Market Value on the Tax Date equal to the amount to be withheld; or

(iii) withholding from any compensation otherwise due to the Grantee.

The Committee in its sole discretion may provide that the maximum amount of tax withholding upon exercise of an Option or an SAR or in connection with the settlement of any other Award to be satisfied by withholding Shares pursuant to clause (iii) above shall not exceed the minimum amount of taxes, including FICA taxes, required to be withheld under federal, state and local law. An election by Grantee under this subsection is irrevocable. Any fractional share amount and any additional withholding not paid by the withholding or surrender of Shares must be paid in cash. If no timely election is made, the Grantee must deliver cash to satisfy all tax withholding requirements, unless otherwise provided in the Award Agreement.

(b) Any Grantee who makes a Disqualifying Disposition (as defined in Section 6.5(f)) or an election under Section 83(b) of the Code shall remit to the Company an amount sufficient to satisfy all resulting tax withholding requirements in the same manner as set forth in subsection (a).

(c) No Award shall be settled, whether in cash or in Shares, unless the applicable tax withholding requirements have been met to the satisfaction of the Committee.

17.2 Notification under Section 83(b) of the Code. If the Grantee, in connection with the exercise of any Option, or the grant of Restricted Stock, makes the election permitted under Section 83(b) of the Code to include in such Grantee’s gross income in the year of transfer the amounts specified in Section 83(b) of the Code, then such Grantee shall notify the Company of such election within ten (10) days of filing the notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code. The Committee may, in connection with the grant of an Award or at any time thereafter, prohibit a Grantee from making the election described above.

Section 18.

General Provisions

18.1 Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware other than its law respecting choice of laws and applicable federal law.

18.2 Severability. If any provision of this Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, it shall be stricken and the remainder of the Plan and any such Award shall remain in full force and effect.

18.3 Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise of all or substantially all of the business and/or assets of the Company.

18.4 Requirements of Law. The granting of Awards and the delivery of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges or markets as may be required. Notwithstanding any provision of the Plan or any Award, Grantees shall not be entitled to exercise, or receive benefits under, any Award, and the Company (or any Subsidiary) shall not be obligated to deliver any Shares or deliver benefits to a Grantee, if such exercise or delivery would constitute a violation by the Grantee, the Company or a Subsidiary of any applicable law or regulation.

18.5 Securities Law Compliance. If the Committee deems it necessary to comply with any applicable securities law, or the requirements of any securities exchange or market upon which Shares may be listed, the Committee may impose any restriction on Awards or Shares acquired pursuant to Awards under the Plan as it may deem advisable. All evidence of Share ownership delivered pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations or other requirements of the SEC, any securities exchange or market upon which Shares are then listed, and any applicable securities law. If so requested by the Company, the Grantee shall make a written representation and warranty to the Company that he or she will not sell or offer to sell any Shares unless a registration statement shall be in effect with respect to such Shares under the Securities Act of 1933, as amended, and any applicable state securities law or unless he or she shall have furnished to the Company an opinion of counsel, in form and substance satisfactory to the Company, that such registration is not required.

If the Committee determines that the exercise or nonforfeitability of, or delivery of benefits pursuant to, any Award would violate any applicable provision of securities laws or the listing requirements of any national securities exchange or national market system on which are listed any of the Company’s equity securities, then the Committee may postpone any such exercise, nonforfeitability or delivery to comply with all such provisions at the earliest practicable date.

18.6 Section 409A. To the extent applicable and notwithstanding any other provision of this Plan, this Plan and Awards hereunder shall be administered, operated and interpreted in accordance with Code Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date on which the Board approves the Plan; provided, however, in the event that the Committee determines that any amounts payable hereunder may be taxable to a Grantee under Code Section 409A and related Department of Treasury guidance prior to the payment and/or delivery to such Grantee of such amount, the Company may (i) adopt such amendments to the Plan and related Award, and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Committee determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and Awards hereunder and/or (ii) take such other actions as the Committee determines necessary or appropriate to comply with or exempt the Plan and/or Awards from the requirements of Code Section 409A and related Department of Treasury guidance, including such Department of Treasury guidance and other interpretive materials as may be issued after the date on which the Board approves the Plan. The Company and its Subsidiaries make no guarantees to any Person regarding the tax treatment of Awards or payments made under the Plan, and, notwithstanding the above provisions and any agreement or understanding to the contrary, if any Award, payments or other amounts due to a Grantee (or his or her beneficiaries, as applicable) results in, or causes in any manner, the application of an accelerated or additional tax, fine or penalty under Code Section 409A or otherwise to be imposed, then the Grantee (or his or her beneficiaries, as applicable) shall be solely liable for the payment of, and the Company and its Subsidiaries shall have no obligation or liability to pay or reimburse (either directly or otherwise) the Grantee (or his or her beneficiaries, as applicable) for, any such additional taxes, fines or penalties. In the case of any Deferred Compensation Award (in addition to Deferred Stock), the provisions of Section 10.4 relating to permitted times of settlement shall apply to such Award.

18.7 No Rights as a Stockholder. No Grantee shall have any rights as a stockholder of the Company with respect to the Shares (except as provided in Section 8.7 with respect to Restricted Stock) which may be deliverable upon exercise or payment of such Award until such Shares have been delivered to him or her.

18.8 Awards Not Taken Into Account for Other Benefits. Awards shall be special incentive payments to the Grantee and shall not be taken into account in computing the amount of salary or compensation of the Grantee for purposes of determining any pension, retirement, death or other benefit under (a) any pension, retirement, profit-sharing, bonus, insurance or other employee benefit plan of an Employer, except as such plan shall otherwise expressly provide, or (b) any agreement between an Employer and the Grantee, except as such agreement shall otherwise expressly provide.

18.9 Employment Agreement Supersedes Award Agreement. In the event a Grantee is a party to an employment agreement with the Company or a Subsidiary that provides for vesting or extended exercisability of equity compensation Awards on terms more favorable to the Grantee than the Grantee’s Award Agreement or this Plan, the employment agreement shall be controlling; provided that (a) if the Grantee is a Section 16 Person, any terms in the employment agreement requiring Compensation Committee of the Board, Board or stockholder approval in order for an exemption from Section 16(b) of the Exchange Act to be available shall have been approved by the Compensation Committee of the Board, the Board or the stockholders, as applicable, (b) the employment agreement shall not be controlling to the extent the Grantee and Grantee’s Employer agree it shall not be controlling, and (c) an employment agreement or modification to an employment agreement shall be deemed to modify the terms of any pre-existing Award only if the terms of the employment agreement expressly so provide.

18.10 Non-Exclusivity of Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements for employees as it may deem desirable.

18.11 No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary and a Grantee or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Subsidiary pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Subsidiary.

18.12 No Right to Continued Employment or Awards. No employee shall have the right to be selected to receive an Award under this Plan or, having been so selected, to be selected to receive a future Award. The grant of an Award shall not be construed as giving a Grantee the right to be retained in the employ of the Company or any Subsidiary or to be retained as a director of the Company or any Subsidiary. Further, the Company or a Subsidiary may at any time terminate the employment of a Grantee free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

18.13 Military Service. Awards shall be administered in accordance with Section 414(u) of the Code and the Uniformed Services Employment and Reemployment Rights Act of 1994.

18.14 Construction. The following rules of construction will apply to the Plan: (a) the word “or” is disjunctive but not necessarily exclusive, and (b) words in the singular include the plural, words in the plural include the singular, and words in the neuter gender include the masculine and feminine genders and words in the masculine or feminine gender include the other neuter genders. The headings of sections and subsections are included solely for convenience of reference, and if there is any conflict between such headings and the text of this Plan, the text shall control.

18.15 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

18.16 Plan Document Controls. This Plan and each Award Agreement constitute the entire agreement with respect to the subject matter hereof and thereof; provided that in the event of any inconsistency between this Plan and such Award Agreement, the terms and conditions of the Plan shall control.

IPC THE HOSPITALIST COMPANY, INC.

2007 EQUITY PARTICIPATION PLAN

NON-QUALIFIED STOCK OPTION AGREEMENT FOR DIRECTORS

STOCK OPTION AGREEMENT (the “Agreement”), dated as of [                    ], (the “Grant Date”) by and between IPC The Hospitalist Company, Inc. (the “Company”), and [            ] (the “Grantee”).

In accordance with Section 6 of IPC The Hospitalist Company, Inc. 2007 Equity Participation Plan (the “Plan”) and subject to the terms of the Plan and this Agreement, the Company hereby grants to the Grantee an option (the “Option”) to purchase all or any part of an aggregate of [            ] shares (the “Shares”) of common stock, $.001 par value per share, of the Company (the “Stock”) on the terms and conditions as set forth herein. The Option granted hereby is not intended to constitute an Incentive Stock Option, within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Plan

To evidence the Option and to set forth its terms, the Company and the Grantee agree as follows:

1. Confirmation of Grant. The Company hereby evidences the Option granted to the Grantee as of [                    ], the date of the grant of the Option by the Committee. The Option is a Non-Qualified Option and is not intended to be an “incentive stock option” within the meaning of Section 422 of the Code. The Option shall be for an aggregate of [            ] Shares (subject to adjustment as provided in Section 4 of the Plan).

2. Option Price. The purchase price of the Option shall be $[    .            ] per Share (the “Option Price”) (subject to adjustment as provided in Section 4 of the Plan). The Option Price reflects at least 100% of the Fair Market Value of one Share of Stock on the Grant Date as calculated under the Plan. The aggregate Option Price for all Shares subject to the Option is $[    .            ] (subject to adjustment as provided in Section 4 of the Plan).

3. Term and Exercisability of the Option. The Option shall expire on the tenth anniversary of the Grant Date. Prior to its expiration, the Option shall become exercisable ratably on a monthly basis, on the monthly anniversary of the Grant Date, over the two-year period following the Grant Date so that the Option shall be 100% vested and exercisable on the two-year anniversary of the Grant Date.

Notwithstanding the foregoing provisions of this Paragraph 3, and, except as otherwise determined by the Committee or provided herein, any portion of the Option which is not otherwise vested and exercisable at the time of the Grantee incurs a Termination of Service shall not become vested or exercisable after such Termination of Service and shall be immediately cancelled and forfeited to the Company.

4. Exercise of Option. Subject to Section 6.6 of the Plan, on or after the date any portion of the Option becomes exercisable, but prior to the expiration of the Option in accordance with Paragraph 3 above, the portion of the Option which has become exercisable may be exercised in whole or in part by the Grantee (or, pursuant to Paragraph 5 hereof, his or her permitted successor) upon delivery of the following to the Company:

(a) a written notice of exercise which identifies this Agreement and states the number of Shares then being purchased; and

(b) any combination of cash (including by certified, bank check or wire transfer), and/or (i) with the approval of the Committee, Shares or Shares of Restricted Stock having a combined Fair Market Value on the exercise date equal to the aggregate Option Price of the Shares then being purchased using such Stock, or (ii) subject to applicable law, through the sale of the Shares acquired on exercise of the Option through a broker-dealer to whom the Grantee has submitted an irrevocable notice of exercise and irrevocable instructions to deliver promptly to the Company the amount of sale or loan proceeds sufficient to pay for such Shares, together with, if requested by the Company, the amount of applicable withholding taxes payable by Grantee by reason of such exercise.

Notwithstanding the foregoing, the Grantee (or any permitted successor) shall take whatever additional actions the Company may, in its sole discretion, deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed by the Plan, this Agreement or applicable law, including, without limitation, remitting an amount to the Company necessary to satisfy any applicable withholding taxes payable by Grantee by reason of the exercise of the Option, furnishing of an opinion of counsel, and executing whatever additional documents.

No Shares shall be issued upon exercise of the Option until full payment has been made. Upon satisfaction of the conditions and requirements of this Paragraph 4 and the Plan, the Company shall deliver to the Grantee (or his or her permitted successor) a certificate or certificates for the number of Shares in respect of which the Option shall have been exercised (less the number of Shares, if any, utilized in the payment of the Option Price as may be permitted under the Plan and the Agreement). Upon exercise of the Option (or a portion thereof), the Company shall have a reasonable time to issue the Stock for which the Option has been exercised, and the Grantee shall not be treated as a stockholder for any purposes whatsoever prior to such issuance. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date such Stock is recorded as issued and transferred in the Company’s official stockholder records, except as otherwise provided in the Plan or the Agreement.

5. Limitation Upon Transfer. The Option and all rights granted hereunder may only be transferred by the Grantee to a Permitted Transferee as provided in Section 5.4(c) of the Plan, or by will or the laws of descent and distribution, and shall not otherwise be assigned, pledged or hypothecated in any way, and shall not be subject to execution, attachment or similar process. Any attempt to transfer the Option, other than as provided above, or to assign, pledge or hypothecate or otherwise dispose of the Option or of any rights granted hereunder contrary to the provisions hereof, or upon the levy of any attachment or similar process upon the Option or such rights, shall immediately become null and void. The Option shall be exercised during the Grantee’s lifetime only by the Grantee, the Grantee’s guardian, the Grantee’s legal representative or a Permitted Transferee.

6. Termination of Service. If the Grantee incurs a Termination for any reason, the Option shall remain vested and exercisable to the extent it was vested and exercisable immediately prior to such Termination of Service for a period of three (3) years from the date of such Termination of Service, or until the expiration of the stated term of such Option, whichever period is shorter. To the extent the Option is not exercised during such three-year period following such Termination of Service, such Option will be cancelled and forfeited to the Company upon the expiration of such period. To the extent the Option is unvested and non-exercisable as of the date of such Termination of Service, it shall be immediately cancelled and forfeited to the Company.

7. Tolling. Notwithstanding the foregoing, to the extent permitted under Section 409A of the Code, the exercise period following a Termination of Service described in Sections Paragraph 6 above shall be tolled for any applicable window/blackout period restrictions under the Company’s insider trading policy.

8. Change in Control. Upon a Change in Control the Grantee will have such rights with respect to the Option as are provided for in the Plan.

9. Effect of Amendment of Plan. No discontinuation, modification, or amendment of the Plan may, without the written consent of the Grantee, adversely affect the rights of the Grantee under the Option, except as otherwise provided under the Plan.

This Agreement may be amended as provided under the Plan, but except as provided thereunder shall not adversely affect Grantee’s rights hereunder without Grantee’s consent.

10. No Limitation on Rights of the Company. The grant of the Option shall not in any way affect the right or power of the Company to make adjustments, reclassifications, or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell, or transfer all or any part of its business or assets.

11. Rights as a Shareholder. The Grantee shall have the rights of a shareholder with respect to the Shares subject to the Option only upon becoming the holder of record of those Shares.

12. Compliance with Applicable Law. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates for Shares pursuant to the exercise of the Option, unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority, and the requirements of any exchange upon which Shares are traded. The Company shall in no event be obligated to register any securities pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended) or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation or requirement. The Company may require, as a condition of the issuance and delivery of such certificates and in order to ensure compliance with such laws, regulations, and requirements, that the Grantee make such covenants, agreements, and representations as the Company, in its sole discretion, considers necessary or desirable.

13. No Obligation to Exercise Option. The granting of the Option shall impose no obligation upon the Grantee to exercise the Option.

14. Agreement Not a Service Contract. This Agreement is not a contract of service, and the terms of service of the Grantee with the Company or any of its subsidiaries or affiliates shall not be affected in any way by this Agreement except as specifically provided herein. The execution of this Agreement shall not be construed as conferring any legal rights upon the Grantee for a continuation of service or any of its subsidiaries or affiliates, nor shall it interfere with the right of the Company or any of its subsidiaries or affiliates to discharge the Grantee and to treat him or her without regard to the effect which such treatment might have upon him or her as a Grantee.

15. Withholding. If the Company is obligated to withhold an amount on account of any tax imposed as a result of the exercise of the Option, the Grantee shall be required to pay such amount to the Company, or make arrangements satisfactory to the Committee regarding the payment of such amount, as provided in the Plan. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Grantee.

16. Tax Consequences. The Company makes no representations or warranties with respect to the tax consequences of the grant or exercise of the Option and the disposition of the Shares obtained thereby. A Grantee should consult his or her own tax advisor for information concerning the tax consequences of the grant and exercise of the Option.

17. Notices. Any communication or notice required or permitted to be given hereunder shall be in writing, and, if to the Company, to its principal place of business, attention: Secretary, and, if to the Grantee, to the address appearing on the records of the Company. Such communication or notice shall be delivered personally or sent by certified, registered, or express mail, postage prepaid, return receipt requested, or by a reputable overnight delivery service. Any such notice shall be deemed given when received by the intended recipient.

18. Governing Law. Except to the extent preempted by Federal law, this Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of Delaware without regard to the principles thereof relating to the conflicts of laws.

19. Receipt of Plan. The Grantee acknowledges receipt of a copy of the Plan, and represents that the Grantee is familiar with the terms and provisions thereof, and hereby accepts the Option subject to all the terms and provisions of this Agreement and of the Plan. The Option is granted pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and the Option shall in all respects be interpreted in accordance with the Plan. The

Committee shall interpret and construe the Plan and this Agreement, and its interpretation and determination shall be conclusive and binding upon the parties hereto and any other person claiming an interest hereunder, with respect to any issue arising hereunder or thereunder.

20. Other Terms and Conditions. The foregoing does not modify or amend any terms of the Plan. To the extent any provisions of the Agreement are inconsistent or in conflict with any terms or provisions of the Plan, the Plan shall govern.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been duly executed as of                     , 2007.

IPC THE HOSPITALIST COMPANY, INC.

By:
Name:
Title:

GRANTEE

By:
Name:

IPC THE HOSPITALIST COMPANY, INC.

2007 EQUITY PARTICIPATION PLAN

NON-QUALIFIED STOCK OPTION AGREEMENT FOR EMPLOYEES

STOCK OPTION AGREEMENT (the “Agreement”), dated as of [                    ], (the “Grant Date”) by and between IPC The Hospitalist Company, Inc. (the “Company”), and [            ] (the “Grantee”).

In accordance with Section 6 of IPC The Hospitalist Company, Inc. 2007 Equity Participation Plan (the “Plan”) and subject to the terms of the Plan and this Agreement, the Company hereby grants to the Grantee an option (the “Option”) to purchase all or any part of an aggregate of [            ] shares (the “Shares”) of common stock, $.001 par value per share, of the Company (the “Stock”) on the terms and conditions as set forth herein. The Option granted hereby is not intended to constitute an Incentive Stock Option, within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Plan

To evidence the Option and to set forth its terms, the Company and the Grantee agree as follows:

1. Confirmation of Grant. The Company hereby evidences the Option granted to the Grantee as of [                    ], the date of the grant of the Option by the Committee. The Option is a Non-Qualified Option and is not intended to be an “incentive stock option” within the meaning of Section 422 of the Code. The Option shall be for an aggregate of [            ] Shares (subject to adjustment as provided in Section 4 of the Plan).

2. Option Price. The purchase price of the Option shall be $[    .            ] per Share (the “Option Price”) (subject to adjustment as provided in Section 4 of the Plan). The Option Price reflects at least 100% of the Fair Market Value of one Share of Stock on the Grant Date as calculated under the Plan. The aggregate Option Price for all Shares subject to the Option is $[    .            ] (subject to adjustment as provided in Section 4 of the Plan).

3. Term and Exercisability of the Option. The Option shall expire on the tenth anniversary of the Grant Date. Prior to its expiration, the Option shall become exercisable as follows:

(a) On the first anniversary of the Grant Date, the Option shall become vested and exercisable with respect to 25% of the total number of Shares subject to the Option;

(b) The remaining Shares subject to the Option shall become vested and exercisable ratably on a monthly basis over the three (3) year period beginning on the thirteen-month anniversary of the Grant Date and ending on the fourth anniversary of the Grant Date so that the Option shall be 100% vested and exercisable on the fourth anniversary of the Grant Date.

Notwithstanding the foregoing provisions of this Paragraph 3, and, except as otherwise determined by the Committee or provided herein, any portion of the Option which is not otherwise vested and exercisable at the time the Grantee incurs a Termination of Service shall not become vested or exercisable after such Termination of Service and shall be immediately cancelled and forfeited to the Company.

4. Exercise of Option. Subject to Section 6.6 of the Plan, on or after the date any portion of the Option becomes exercisable, but prior to the expiration of the Option in accordance with Paragraph 3 above, the portion of the Option which has become exercisable may be exercised in whole or in part by the Grantee (or, pursuant to Paragraph 5 hereof, his or her permitted successor) upon delivery of the following to the Company:

(a) a written notice of exercise which identifies this Agreement and states the number of Shares then being purchased; and

(b) any combination of cash (including by certified, bank check or wire transfer), and/or (i) with the approval of the Committee, Shares or Shares of Restricted Stock having a combined Fair Market Value on the exercise date equal to the aggregate Option Price of the Shares then being purchased using such Stock, or (ii) subject to applicable law, through the sale of the Shares acquired on exercise of the Option through a broker-dealer to whom the Grantee has submitted an irrevocable notice of exercise and irrevocable instructions to deliver promptly to the Company the amount of sale or loan proceeds sufficient to pay for such Shares, together with, if requested by the Company, the amount of applicable withholding taxes payable by Grantee by reason of such exercise.

Notwithstanding the foregoing, the Grantee (or any permitted successor) shall take whatever additional actions the Company may, in its sole discretion, deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed by the Plan, this Agreement or applicable law, including, without limitation, remitting an amount to the Company necessary to satisfy any applicable withholding taxes payable by Grantee by reason of the exercise of the Option, furnishing of an opinion of counsel, and executing whatever additional documents.

No Shares shall be issued upon exercise of the Option until full payment has been made. Upon satisfaction of the conditions and requirements of this Paragraph 4 and the Plan, the Company shall deliver to the Grantee (or his or her permitted successor) a certificate or certificates for the number of Shares in respect of which the Option shall have been exercised (less the number of Shares, if any, utilized in the payment of the Option Price as may be permitted under the Plan and the Agreement). Upon exercise of the Option (or a portion thereof), the Company shall have a reasonable time to issue the Stock for which the Option has been exercised, and the Grantee shall not be treated as a stockholder for any purposes whatsoever prior to such issuance. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date such Stock is recorded as issued and transferred in the Company’s official stockholder records, except as otherwise provided in the Plan or the Agreement.

5. Limitation Upon Transfer. The Option and all rights granted hereunder may only be transferred by the Grantee to a Permitted Transferee as provided in Section 5.4(c) of the Plan, or by will or the laws of descent and distribution, and shall not otherwise be assigned, pledged or hypothecated in any way, and shall not be subject to execution, attachment or similar process. Any attempt to transfer the Option, other than as provided above, or to assign, pledge or hypothecate or otherwise dispose of the Option or of any rights granted hereunder contrary to the provisions hereof, or upon the levy of any attachment or similar process upon the Option or such rights, shall immediately become null and void. The Option shall be exercised during the Grantee’s lifetime only by the Grantee, the Grantee’s guardian, the Grantee’s legal representative or a Permitted Transferee.

6. Termination of Service by Reason of Death or Disability. If the Grantee incurs a Termination of Service by reason of death or Disability, the Option shall remain vested and exercisable to the extent it was vested and exercisable immediately prior to such Termination of Service for a period of one year from the date of such Termination of Service, or until the expiration of the stated term of such Option, whichever period is shorter. To the extent the Option is not exercised during such one-year period following such Termination of Service, such Option will be cancelled and forfeited to the Company upon the expiration of such period. To the extent the Option is unvested and non-exercisable as of the date of such Termination of Service, it shall be immediately cancelled and forfeited to the Company.

7. Termination of Service for Cause. If the Grantee incurs a Termination of Service for Cause, the entire Option then outstanding shall be immediately cancelled and forfeited to the Company

8. Other Termination of Service. If the Grantee incurs a Termination of Service for any reason other than death, Disability or Cause, the Option may thereafter be exercised, to the extent it was vested and exercisable at the time of such Termination of Service, for a period of ninety (90) days from the date of such Termination of Service or until the expiration of the stated term of such Option, whichever period is shorter. To the extent the Option is not exercised during such ninety-day period following such Termination of Service, such Option will be cancelled and forfeited to the Company upon the expiration of such period. To the extent the Option is unvested and non-exercisable as of the date of such Termination of Service, it shall be immediately cancelled and forfeited to the Company.

9. Tolling. Notwithstanding the foregoing, to the extent permitted under Section 409A of the Code, the exercise period following a Termination of Service described in Sections Paragraphs 6, 7 and 8 above shall be tolled for any applicable window/blackout period restrictions under the Company’s insider trading policy.

10. Change in Control. Upon a Change in Control the Grantee will have such rights with respect to the Option as are provided for in the Plan.

11. Effect of Amendment of Plan. No discontinuation, modification, or amendment of the Plan may, without the written consent of the Grantee, adversely affect the rights of the Grantee under the Option, except as otherwise provided under the Plan.

This Agreement may be amended as provided under the Plan, but except as provided thereunder shall not adversely affect Grantee’s rights hereunder without Grantee’s consent.

12. No Limitation on Rights of the Company. The grant of the Option shall not in any way affect the right or power of the Company to make adjustments, reclassifications, or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell, or transfer all or any part of its business or assets.

13. Rights as a Shareholder. The Grantee shall have the rights of a shareholder with respect to the Shares subject to the Option only upon becoming the holder of record of those Shares.

14. Compliance with Applicable Law. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates for Shares pursuant to the exercise of the Option, unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority, and the requirements of any exchange upon which Shares are traded. The Company shall in no event be obligated to register any securities pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended) or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation or requirement. The Company may require, as a condition of the issuance and delivery of such certificates and in order to ensure compliance with such laws, regulations, and requirements, that the Grantee make such covenants, agreements, and representations as the Company, in its sole discretion, considers necessary or desirable.

15. No Obligation to Exercise Option. The granting of the Option shall impose no obligation upon the Grantee to exercise the Option.

16. Agreement Not a Contract of Employment or Other Relationship. This Agreement is not a contract of employment, and the terms of employment of the Grantee or other relationship of the Grantee with the Company or any of its subsidiaries or affiliates shall not be affected in any way by this Agreement except as specifically provided herein. The execution of this Agreement shall not be construed as conferring any legal rights upon the Grantee for a continuation of employment or other relationship with the Company or any of its subsidiaries or affiliates, nor shall it interfere with the right of the Company or any of its subsidiaries or affiliates to discharge the Grantee and to treat him or her without regard to the effect which such treatment might have upon him or her as a Grantee.

17. Withholding. If the Company is obligated to withhold an amount on account of any tax imposed as a result of the exercise of the Option, the Grantee shall be required to pay such amount to the Company, or make arrangements satisfactory to the Committee regarding the payment of such amount, as provided in the Plan. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Grantee.

18. Tax Consequences. The Company makes no representations or warranties with respect to the tax consequences of the grant or exercise of the Option and the disposition of the Shares obtained thereby. A Grantee should consult his or her own tax advisor for information concerning the tax consequences of the grant and exercise of the Option.

19. Notices. Any communication or notice required or permitted to be given hereunder shall be in writing, and, if to the Company, to its principal place of business, attention: Secretary, and, if to the Grantee, to the address appearing on the records of the Company. Such communication or notice shall be delivered personally or sent by certified, registered, or express mail, postage prepaid, return receipt requested, or by a reputable overnight delivery service. Any such notice shall be deemed given when received by the intended recipient.

20. Governing Law. Except to the extent preempted by Federal law, this Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of Delaware without regard to the principles thereof relating to the conflicts of laws.

21. Receipt of Plan. The Grantee acknowledges receipt of a copy of the Plan, and represents that the Grantee is familiar with the terms and provisions thereof, and hereby accepts the Option subject to all the terms and provisions of this Agreement and of the Plan. The Option is granted pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and the Option shall in all respects be interpreted in accordance with the Plan. The Committee shall interpret and construe the Plan and this Agreement, and its interpretation and determination shall be conclusive and binding upon the parties hereto and any other person claiming an interest hereunder, with respect to any issue arising hereunder or thereunder.

22. Other Terms and Conditions. The foregoing does not modify or amend any terms of the Plan. To the extent any provisions of the Agreement are inconsistent or in conflict with any terms or provisions of the Plan, the Plan shall govern.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been duly executed as of                     , 2007.

IPC THE HOSPITALIST COMPANY, INC.

By:
Name:
Title:

GRANTEE

By:
Name: